UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2017
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468		91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document, including the answers to questions 1, 4, 6, 7, 9, and 11 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, changes in energy prices, liquidity constraints, political changes, changes in foreign currency rates, or the creditworthiness of our customers and service providers.

SELECTED INQUIRIES RECEIVED THROUGH MAY 5, 2017

1.
Profitability per employee (-8% yoy) declined at a pace faster than net revenue per employee (-2% yoy) during 1Q17. Volume growth also outpaced headcount growth. Do you attribute this productivity decline in profitability to the absorption of the growth in employee count along with the cyclical yield pressure, or do you believe that staffing level reductions are needed to drive improvement in profitability per employee metrics?

Your question is a good one and highlights just a few of the measurements we track monthly throughout our organization. We have always focused on efficiency. We track our employees’ performance based on financial measures, such as net revenue, expenses, and profitability per person, as well as shipments and volumes per person in each of our services. We believe that it is important to look at all of these measures when assessing performance.

During Q1, we experienced significant increases in volume and shipments in most of our services, with air tonnage up 16% and ocean volumes up 7%, as well as increases in Transcon and customs brokerage. While we grew headcount 5% over the same period, net revenue and profitability per person decreased primarily as a function of margin pressure, not because of a decline in productivity. Volume and shipment growth outpaced the increase in headcount. We believe over the long term that the current rate volatility will subside and that we will return to more historical pricing patterns.

To be perfectly clear, we do not intend to cut headcount. We plan to continue to invest in people, processes and technology for the long-term growth and profitability of our company.

2.	Do you view the emergence of blockchain technology in trade finance/customs brokerage a threat or opportunity to the current margin profile of your Customs Brokerage franchise?

Blockchain is one of many emerging technologies that may be a useful tool in our business. However, we believe it is too early to know how this technology could be integrated into or benefit our operations, but we will continue to monitor its development and applications.

3.	To what degree has the recent OF-related congestion (starting with Hanjin, extending to the broader alliances, and now the Chinese port congestion) contributed to the strength in AF volumes?

Very little. We have not seen any major conversions from ocean to air.

4.
Do you view retailer/carrier alliances similar to the one recently struck between Alibaba and Maersk a part of a long-term disruptive trend within the traditional wholesale freight forwarding model? Or is it simply another form of an agency relationship between a carrier and a forwarder?

We do not see this as anything new or different. We responded to a similar question last quarter by noting that most of the asset-based carriers have always had direct customer relationships, and most have purposefully not made the significant investments required to build an operation capable of serving all direct customers. Of those that have tried over the years, most have largely divested their direct operations, which is why our model appeals to those carriers. They rely on us as an extension of their sales force and to perform certain services in the supply chain. We represent a lower-cost customer for those asset-based carriers.

5.	Can you talk about initial headway being made by Phil Coughlin and his team?

Phil Coughlin is one of our most senior executives, with deep working knowledge of our markets, products, and customers. He was only just promoted to Chief Strategy Officer on March 1, 2017 and it is still too early to discuss any details of his work.

6.	Given the technology capabilities of EXPD, do you foresee a point in time in the next year or two where increased volumes will not necessarily require a need for additional headcount?

The short answer is no. We always expect to achieve greater efficiencies over time, but not without people. Our network is comprised of three critical elements: people at origin and destination to service our customers and consolidate their freight; technology to connect our services and data with customers and service providers at all touch points in the supply chain; and processes to improve our efficiencies, as well as those of our customers and service providers. Over the past several years we have introduced various improvements that have allowed us to take on new customers and higher volumes without directly proportional increases in headcount.

That said, as we have mentioned before, we are also always focused on productivity and efficiency in general, separate and apart from technology.

7.	Productivity metrics like net revenue per employee and EBIT per employee were down again in 1Q17. Should investors expect to see a reversal of those trends in 2017?

See our responses to Questions 1 and 6 above.

8.	There was a significant increase in employees in both Corporate and IT from the fourth quarter. Are there some large specific projects that the newly hired staff are focused on?

Information Systems and corporate headcount increased by 73 employees from December 31, 2016 to March 31, 2017. The majority of these new employees were added to support our strategic and technology initiatives. These include enhancing our internally developed, uniform and globally-connected technology platform to drive logistics growth and to provide our customers with comprehensive visibility and advanced analytics.

9.	Can you please discuss the impact that the new ocean alliances are having on the market? Was there a temporary benefit for the air freight market?

We saw some congestion in the Shanghai port in April that is already starting to improve. Outside of Shanghai, we have not yet seen any other issues, and we have not seen any significant ocean freight converted to air. The new alliance shifting has just started over the past few weeks and will take some time to be fully implemented. It is too soon to know if these changes will result in any meaningful impact as a result of container repositioning or issues related to terminals, truckers, or chassis pools. We are watching it carefully but have not seen any major challenges so far. See also our response to Question 3 above.

10.	Which specific trade lanes and industry verticals, both air and ocean, drove the growth in volumes in 1Q17?

Most of our major trade lane volumes were up during the quarter, with particular strength in retail and technology in both air and ocean.

11.	What kind of things are you hearing from your customers, if any, as it relates to the global trade rhetoric coming out of Washington DC?

There has been a fair amount of discussion related to potential policy changes from the new U.S. administration. We also regularly receive customer inquiries related to potential policy changes in other foreign jurisdictions. Our customers are concerned about the uncertainties regarding free trade agreements, taxation, tariffs and foreign currency exchange rates, as well as enforcement issues related to anti-dumping and intellectual property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

May 15, 2017	/s/ JEFFREY S. MUSSER
Jeffrey S. Musser, President, Chief Executive Officer and Director

May 15, 2017	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer